Eaton Corporation plc
Third Quarter 2021 Report on Form 10-Q
Item 6
Exhibit 32.2
Certification

This written statement is submitted in accordance with Section 906 of the Sarbanes-Oxley Act of 2002. It accompanies Eaton Corporation plc’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 (“10-Q Report”).
I hereby certify that, based on my knowledge, the 10-Q Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C 78m), and information contained in the 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of Eaton Corporation plc and its consolidated subsidiaries.

Date:	November 2, 2021	/s/ Thomas B. Okray
Thomas B. Okray
Principal Financial Officer